UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

______________

Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2016, Applied Optoelectronics, Inc. (the “Company”) executed with East West Bank and Comerica Bank (individually referred to as the "Lender" and collectively as the “Lenders”); Lenders entered into a First Amendment to Credit Agreement and Limited Consent, and each Lender entered into a $17,500,000 Amended and Restated Revolving Credit Note, a $2,500,000 Amended and Restated Revolving Credit Note, a $5,000,000 Amended and Restated Term Note, a $5,000,000 Term Note and a First Modification to Promissory Note (the “Amendments”). The Amendments amends and restates in-part the Company’s existing credit facility that were originally entered into on June 30, 2015 between the Company and the Lenders (the “Existing Facilities”); the Existing Facilities include two revolving lines of credit in the amount of $20 million and $5 million, and an equipment term loans in the amount of $10 million.

The Amendments will increase the Company’s existing $20 million revolving line of credit to $35 million. Additionally, through the Amendments the Company will also enter into with the Lender a new 5-year $10 million equipment term loan (the “New Equipment Loan”). The New Equipment Loan will have a 1-year drawdown period, commencing on the effective date of the Amendments; the principal then outstanding at the end of the drawdown period shall be amortized over four years with the Company making monthly payments of principal plus accrued interest during the amortization period.

The Existing Facilities currently bear interest at a rate between LIBOR plus 2.75% and LIBOR plus 3.00%. Under the Amendments, the interest rate for all credit facilities with the Lender, including new and amended credit facilities, would be lowered to LIBOR plus 2.00%.

The Amendments also contains certain financial covenants applicable to both new and amended credit facilities. Under the Amendments, the Company must maintain a minimum fixed charge coverage ratio, measured on a quarterly basis, of 1.50 to 1.00; a minimum current ratio, measured on a quarterly basis, of 1.25 to 1.00; and minimum unrestricted cash deposits with the Lenders of not less than $5 million. The Amendments also requires the Company to maintain a consolidated leverage ratio not to exceed: (i) 5.00 to 1.00, at the end of any fiscal quarter ending on or after January 1, 2015 and on or before December 31, 2017, (ii) 4.50 to 1.00, at the end of any fiscal quarter ending on or after January 1, 2018 and on or before December 31, 2019, and (iii) 4.00 to 1.0, at the end of any fiscal quarter thereafter. The Company will no longer be required to maintain a minimum adjusted EBITDA

The foregoing description of the Amendments do not purport to be a complete statement of the parties’ rights and obligations under the Amendments and are qualified in its entirety by reference to the full text of the Amendments, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendments is incorporated by reference herein and made a part hereof.

2

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Credit Agreement and Limited Consent, dated June 24, 2016, between Applied Optoelectronics, Inc., East West Bank and Comerica Bank.

10.2	$17,500,000 Amended and Restated Revolving Credit Note, dated June 24, 2016, between Applied Optoelectronics, Inc. and Comerica Bank

10.3	$2,500,000 Amended and Restated Revolving Credit Note, dated June 24, 2016, between Applied Optoelectronics, Inc. and Comerica Bank

10.4	$5,000,000 Amended and Restated Term Note, dated June 24, 2016, between Applied Optoelectronics, Inc. and Comerica Bank

10.5	$5,000,000 Term Note, dated June 24, 2016, between Applied Optoelectronics, Inc. and Comerica Bank

10.6	$17,500,000 Amended and Restated Revolving Credit Note, dated June 24, 2016, between Applied Optoelectronics, Inc. and East West Bank

10.7	$2,500,000 Amended and Restated Revolving Credit Note, dated June 24, 2016, between Applied Optoelectronics, Inc. and East West Bank

10.8	$5,000,000 Amended and Restated Term Note, dated June 24, 2016, between Applied Optoelectronics, Inc. and East West Bank

10.9	$5,000,000 Term Note, dated June 24, 2016, between Applied Optoelectronics, Inc. and East West Bank

10.10	First Modification to Promissory Note, dated June 24, 2016, between Applied Optoelectronics, Inc. and East West Bank

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo,
	Title:	General Counsel and Secretary

4